Exhibit 10.1

CONSULTING AGREEMENT AND RELEASE

This Consulting Agreement and Release (“Agreement”) is entered into by Stephanie Bowman (“Consultant”) and Tuesday Morning, Inc., a Texas corporation (the “Company”), on September 7, 2013 and is effective as of 1:00 p.m. Central Time on September 9, 2013 (the “Effective Date”).  The Company and Consultant are referred to as the “Parties.”

WHEREAS, Consultant has been employed as the Company’s Executive Vice President, Chief Financial Officer and Treasurer on an at-will basis; and

WHEREAS, effective September 9, 2013, the Parties have mutually agreed to end Consultant’s employment with the Company; however, the Company desires to continue to avail itself of the experience, sources of information, advice and assistance available to or possessed by Consultant and to have Consultant undertake certain duties and responsibilities and to perform certain consulting services as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I.                                        DESCRIPTION OF SERVICES TO BE PROVIDED BY CONSULTANT.

A.                                    End of Consultant’s Employment.  As of 1:00 p.m. Central Time on September 9, 2013 (the “Separation Date”), Consultant’s employment with the Company shall terminate and Consultant shall no longer be an officer of the Company, or any of its affiliates or subsidiaries.  Consultant shall execute all documents and take such further steps as may be required to effectuate such termination(s).  Consultant agrees that Consultant shall not make any representations or execute any documents, or take any other actions, on behalf of the Company or otherwise hold herself out as an employee of the Company after the Separation Date.  Consultant agrees that this Agreement fully supersedes any and all prior agreements, relating to Consultant’s employment, compensation and equity with the Company (other than any vested equity awards or as otherwise provided by Section VI.A. below), all of which shall terminate upon the Separation Date.

B.                                    Description of Consulting Services.  Subject to the terms of this Agreement, the Company retains Consultant, and Consultant agrees with the Company, to serve as a consultant to the Company.  Any consulting services provided by Consultant pursuant to this Agreement shall be provided in accordance with the direction of the Chief Administrative Officer of the Company (the “CAO”) or such other persons designated by the CAO, with such designation communicated to Consultant.  As a consultant of the Company, Consultant agrees to satisfactorily perform the following services (i) assist with the transition of Consultant’s prior duties and responsibilities as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer to her successor; (ii) provide information and counsel upon request of the CAO or his designees relating to any accounting, insurance, legal, financial reporting, or other matters related to the Company; and (iii) provide such other consulting services as may be reasonably requested by the CAO or his designees from time to time (collectively, the “Consulting

Services”).  It is further agreed that other consulting services may be undertaken that are outside the foregoing scope of services by mutual consent.

C.                                    Company’s Reliance.  The Company is entering into this Agreement in reliance on Consultant’s special and unique abilities in rendering the Consulting Services and Consultant will use Consultant’s best effort, skill, judgment, and ability in rendering the Consulting Services.

D.                                    Representations by Consultant.  Consultant agrees that Consultant will not use, distribute or provide to anyone at the Company any confidential or proprietary information belonging to any other company or entity, at any time during Consultant’s performance under this Agreement.  Consultant further represents that Consultant’s performance of the Consulting Services will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Consultant in confidence or in trust prior to this Agreement, and Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any other party.

E.                                    Nature of Relationship Between Parties.  Consultant will render the Consulting Services in this Agreement as an independent contractor.  Except as otherwise specifically agreed to by the Company in writing, Consultant will have no authority or power to bind the Company with respect to third parties and Consultant shall not represent to third parties that Consultant is an officer of the Company or has authority or power to bind the Company.  It is not the intention of the parties to this Agreement to create, by virtue of this Agreement, any employment relationship, trust, partnership, or joint venture between Consultant and the Company or any of its affiliates, except as specifically provided in this Agreement, to make them legal representatives or agents of each other or to create any fiduciary relationship or additional contractual relationship among them or to prevent Consultant from engaging in other consulting or employment arrangements to the extent not inconsistent with the requirements of this Agreement.

F.                                     Performance of Services.  Consultant shall make herself available to perform the Consulting Services for the Company during the Term (as hereinafter defined), except as otherwise specifically provided herein or mutually agreed upon by the Company and Consultant, and subject to the following provisions:

(i)                                     During the period between the Effective Date and September 15, 2013 Consultant shall generally make herself available to provide the Consulting Services between 8:30 a.m. to 3:30 p.m. Central Time on the Company’s normal business days, except that Consultant will provide Consulting Services telephonically; and

(ii)                                  During the period between September 16, 2013 and November 1, 2013, but excluding October 14, 2013, Consultant shall generally make herself available to provide the Consulting Services between 8:30 a.m. to 3:30 p.m. Central Time on the Company’s normal business days; and

(iii)                               The Company agrees that between November 1, 2013 and December 31, 2013, Consultant shall not be required to make herself available to provide Consulting Services for more than two to three days per week on an as needed basis, and that Consultant generally shall not be required to make herself available to provide the Consulting Services during the following periods (except on an emergency basis telephonically): November 22, 2013 through November 29, 2013, December 20, 2013 through December 31, 2013. Consultant and the Company shall determine the mutually convenient times under this Section I.F.(iii) during which Consultant shall not be required to make herself  available to provide the Consulting Services.

(iv)                              For the remaining Term, the Company agrees that the Consulting Services shall be provided as needed at a mutually agreeable time, and agrees that Consultant may provide the services telephonically or in person.  For the remaining Term, Consultant generally shall not be required to make herself available to provide consulting services for more than six to eight hours per week.

II.                                   COMPENSATION.

A.                                    Compensation.  During the Term, the Company shall pay Consultant, as full compensation for the Consulting Services rendered pursuant to this Agreement, a consulting fee of $26,250 for each month during the Term (the “Consulting Fee”). The Consulting Fee shall be paid on a monthly basis on the thirtieth (30th) day of each month (or at the end of the month in months shorter than thirty (30) days) of the month in which services are performed.  Each payment made in accordance with this Section II.A. shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent that Section 409A of the Code applies to such payments.

B.                                    Expense Reimbursement.  Consultant shall present a statement for the out-of-pocket expenses, including accompanying vouchers, receipts, or other supporting documentation, on a monthly basis, provided that the Company has previously agreed that such expenses shall be reimbursable.  Such statement shall include reasonable documentation that the amount involved was expended and related to the Consulting Services provided under this Agreement.  The Company will provide reimbursement for agreed-upon reasonable expenses within twenty (20) calendar days from the receipt of each statement.

C.                                    Additional Payment.  On the thirtieth (30th) day following the end of the Term, the Company shall pay Consultant an additional fee of $185,000, payable in a lump sum on such date (the “Additional Payment”).  Payment of the Additional Payment is conditioned upon the execution of a Mutual Release (the “Release”) by Consultant in the form attached hereto as Exhibit A relating to the Term, provided that Consultant executes such Release and such Release becomes effective, enforceable and irrevocable within the thirty (30) day period following the end of the Term.  Company will provide to Consultant a copy of the mutual release prior to the end of the Term to facilitate Consultant’s execution of the Mutual Release.

D.                                    Waiver of Additional Compensation or Benefits.  Except as otherwise expressly provided in this Agreement, Consultant shall not be entitled to any additional compensation, bonuses, benefits, payments or grants, stock options, or any benefit plan, long- term incentive plan, option plan, severance plan or bonus or incentive program established by the Company or any of the Company’s affiliates.  Consultant agrees that the release in Section VI of this Agreement and Paragraph 1 of the Release covers any claims Consultant might have regarding Consultant’s compensation, bonuses, incentive compensation, stock options or grants and any other benefits Consultant may or may not have received during Consultant’s employment with the Company, except as otherwise expressly provided in Section VI of this Agreement and Paragraph 1 of the Release.

E.                                    Workers’ Compensation.  Consultant shall not be an employee of the Company with respect to services performed under this Agreement for workers’ compensation purposes and understands and acknowledges that the Company shall not obtain workers’ compensation insurance covering the Consultant.

III.                              PAYMENT OF TAXES.

A.                                    Federal, State, and Local Taxes.  Neither federal, state, or local income tax nor payroll tax of any kind shall be withheld or paid by the Company on behalf of Consultant.  Consultant shall not be an employee of the Company with respect to services performed under the Agreement for federal, state, or local tax purposes.

B.                                    Notices to Contractor About Tax Duties And Liabilities.  Consultant understands that Consultant is responsible for paying, according to the applicable law, Consultant’s income and self-employment taxes.  The parties agree that any tax consequences or liability arising from the Company’s payments to Consultant shall be the sole responsibility of Consultant.  Should any state or federal taxing authority determine that any of the payments under Section II constitute income subject to withholding under any federal or state law, then Consultant agrees to indemnify and hold the Company harmless for any and all tax liability, including, but not limited to, taxes, levies, assessments, fines, interest, costs, expenses, penalties, and attorneys’ fees.

IV.                               WARRANTY, INDEMNIFICATION AND COVENANTS.

A.                                    Warranty.  Consultant warrants that the Consulting Services shall be performed and completed in accordance with commercially reasonable industry standards, practices and principles for similar types of engagements utilizing the Consultant’s best efforts, and in compliance with all applicable laws.  Consultant agrees to indemnify and hold the Company harmless against any claim against the Company arising from, as a result of, in connection with, or relating to Consultant’s dishonesty, willful misconduct, or gross negligence in performing this Agreement or for Consultant’s breach of this Agreement.  This indemnity obligation shall survive the termination of this Agreement.  Consultant hereby grants, assigns and transfers to the Company all rights, title and interest in and to any work product produced by Consultant in connection with performing the Consulting Services.

B.                                    Indemnification.  Except as otherwise provided in this Agreement (including, without limitation, Section IV.A.), the Company shall indemnify, defend and hold Consultant harmless from and against any claims, suits or proceedings arising from the Consulting Services provided by Consultant under this Agreement.

C.                                    Consultant’s Standard of Care.  Subject to the other Agreement provisions, Consultant will provide Consultant’s services under this Agreement with the same degree of care, skill, and prudence that would be customarily exercised in the Company’s best interest.  In addition, from time to time, Consultant will interface with various members of the Company’s staff or be on the Company’s premises.  On all such occasions, Consultant shall act in accordance with federal and state laws, including, without limitation, refraining from any offensive or harassing behavior whether based on an individual’s sex, race, religion, national origin, age, sexual orientation, disability, or other characteristic protected by federal, state or local law.  Failure to comply with this expectation may result in immediate termination of this Agreement.

D.                                    Confidentiality.

1.                                      Confidential Information.  The Company previously provided Consultant and shall continue to provide Consultant Confidential Information (defined below).  Consultant acknowledges that during Consultant’s engagement with the Company, the Company shall continue to grant Consultant otherwise prohibited access to its trade secrets and other confidential information which is not known to the Company’s competitors or within the Company’s industry generally, which was developed by the Company over a long period of time and/or at its substantial expense, and which is of great competitive value to the Company.  For purposes of this Agreement, “Confidential Information” includes, all trade secrets and confidential and proprietary information of the Company, including, but not limited to, the following:  software, technical, and business information relating to the Company’s inventions and products (including product construction and product specifications), research, development, production processes, manufacturing and engineering processes, finances, services, know-how, technical data, policies, strategies, designs, formulas, programming standards, developmental or experimental work, improvements, discoveries, plans for research or future products, database schemas or tables, infrastructure, development tools or techniques, training manuals, marketing and sales plans and strategies, business plans, budgets, financial information and data, customer and client information, prices and pricing strategies, costs, customer and client lists and profiles, employee, customer and client nonpublic personal information, supplier lists, business records, audit processes, management methods and information, reports, recommendations and conclusions, information regarding the names, contact information, skills and compensation of employees and contractors of the Company, and other business information disclosed or made available to Consultant by the Company, either directly or indirectly, in writing, orally, or by drawings or observation.

2.                                      Non-Disclosure. In exchange for the Company’s agreement to continue to provide Consultant with Confidential Information and to protect the Company’s legitimate business interests, Consultant shall hold all Confidential Information in strict confidence.  Consultant shall not, during the Term of this Agreement or at any time thereafter, disclose to anyone, or publish, use for any purpose, exploit, or allow or assist another person to use, disclose or exploit, except for the benefit of the Company, without prior written authorization, any Confidential Information or part thereof, except as: (1) necessary for the performance of the Consulting Services; or (2) permitted by law.  Consultant shall use all reasonable precautions to assure that all Confidential Information is properly protected and kept from unauthorized persons.   Consultant acknowledges and agrees that all Confidential Information that was previously provided to Consultant during her employment and that will be provided to Consultant during the Term of this Agreement is and will continue to be the exclusive property of the Company.

During the Term of this Agreement, the Company will receive from third parties their confidential and/or proprietary information, subject to a duty on the Company’s part to maintain the confidentiality of and to use such information only for certain limited purposes.  Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or organization or to use it except as necessary in the course of Consultant’s engagement with the Company and in accordance with the Company’s agreement with such third party.

3.                                      Non-Solicitation.  Consultant agrees that during the Term, other than in connection with Consultant’s duties under this Agreement, Consultant shall not, and shall not use any Confidential Information to, directly or indirectly, either as a principal, manager, agent, employee, consultant, officer, director, stockholder, partner, investor or lender or in any other capacity, and whether personally or through other persons solicit, induce or attempt to solicit or induce, engage or hire, on behalf of Consultant or any other person or entity, any person who is an employee or consultant of the Company or who was employed by the Company within the twelve (12) months preceding the Separation Date or during the Term.

E.                                    Agreement to Return Company Property/Documents.  During the Term and following the termination of the Agreement for any reason, Consultant agrees that:  (i) Consultant will not take, copy, alter, destroy, or delete any files, documents or other materials whether or not embodying or recording any Confidential Information, including copies, without obtaining in advance the explicit written consent of an authorized Company representative; and (ii) Consultant will promptly return to the Company all Confidential Information, documents, files, records and tapes (written or electronically stored) that have been in her possession or control regarding the Company, and Consultant will not use or disclose such materials in any way or in any format, including written information in any form, information stored by electronic means, and any and all copies of these materials.  Within fifteen (15) days of the end of the Term, Consultant further agrees to return to the Company immediately all Company property utilized prior to or at any time during the Term of this Agreement, including, without limitation, keys, equipment, computer(s) and computer equipment, devices, data, lists, information, correspondence, notes, memos, reports, or other writings prepared by the Company or Consultant on behalf of the Company.

V.                                    PERIOD OF AGREEMENT; TERMINATION.

A.                                    Term.

(i)                                     This Agreement shall commence as of the Effective Date and shall continue until September 9, 2014, or such earlier date on which it is terminated by either party or pursuant to Section VI.K. (the “Term”).  This Agreement governs all Consulting Services performed by Consultant for the Company during the Term of this Agreement.  The Company may terminate this Agreement for Cause (as hereinafter defined) upon fifteen (15) calendar days prior written notice to the Consultant, unless otherwise mutually agreed to by the parties.  The Consultant may terminate this Agreement for any reason, at any time, upon thirty (30) calendar days prior written notice to the Company, unless otherwise mutually agreed to by the parties.   If this Agreement is terminated by Company for Cause or by Consultant for any reason other than death or her Disability (as hereinafter defined), and the parties fail to execute a new Agreement, all services will be discontinued as of the date of such termination; provided, however, the Company shall pay Consultant, the Consulting Fee for the month in which the early termination occurs, pro-rated based on the actual number of days that this Agreement was in effect during such month. For purposes of this Agreement, “Cause” means (A) an act or acts of theft, embezzlement, or fraud; (B) any willful misconduct or gross negligence by Consultant with regard to the Company; (C)  Consultant’s conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction) or misdemeanor involving moral turpitude; (D) Consultant’s failure or refusal to satisfactorily perform the duties and responsibilities required to be performed by Consultant under  Section I.B. for a period of 30 days following Consultant’s receipt of written notice describing such failure or refusal in detail; and (E) a breach by Consultant of this Agreement.

(ii)                                  Consultant’s death or Disability shall not constitute a termination of the agreement for Cause, and the Company shall remain obligated to make all payments in Section II at the times set forth therein, including the Consulting Fees through September 9, 2014 and the Additional Payment, to Consultant (or, as applicable, Consultant’s legal representative or estate), except that Consultant (or, as applicable, Consultant’s legal representative or estate) shall be required to provide the release anticipated under Section II.C.  For purposes of this Agreement, “Disability” means Consultant is incapacitated due to physical or mental illness and such incapacity, with or without reasonable accommodation, in the written opinion of a physician acceptable to the Company, prevents Consultant from satisfactorily performing the essential functions of the Consulting Services for the Company for at least ninety (90) days during the Term.

B.                                    Survival.  The provisions set forth in Section II.C., III.B., Section IV, Section V., Section VI.A. and Section VI.B. (to the extent not revoked under Section VI.K.) shall survive termination or expiration of this Agreement.  In addition, all provisions of this Agreement, which expressly continue to operate after the termination of this Agreement, shall survive the Agreement’s termination or expiration.

VI.                               GLOBAL RELEASE.

A.                                    General Release and Waiver.  In consideration of the Consulting Fee and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Consultant, Consultant, on Consultant’s own behalf and on behalf of Consultant’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company, its parent and all of its affiliates, subsidiaries and each of their respective past, present and future officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to Consultant’s employment with the Company or its affiliates or the termination of that employment relationship or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up to and including the date of this Agreement’s execution.  This release includes, without limitation all Claims arising under or relating to Consultant’s employment, bonuses, any bonus plan, options, any long-term incentive plan, Consultant’s termination from employment, any claimed payments, contracts, benefits or bonuses or purported employment discrimination, retaliation, wrongdoing or violations of civil rights of whatever kind or nature, including, without limitation, all Claims arising under the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Older Workers Benefit Protection Act, the Uniformed Services Employment and Re-Employment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, any statute or laws of the State of Texas, or any other federal, state or local whistleblower, discrimination or anti-retaliation statute, law or ordinance, including, without limitation, any workers’ compensation or disability Claims under any such laws, Claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing and any other Claims arising under local, state or federal law, as well as any expenses, costs or attorneys’ fees.  Except as required by law, Consultant agrees that she will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against the Company arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s employment or separation from employment with the Company or any of the matters discharged and released in this Agreement.  Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with Consultant’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim Consultant believes she may have against the Company or its affiliates.  However, by executing this Agreement, Consultant hereby waives the right to recover in any proceeding she may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission (or any other agency) on Consultant’s behalf.  This release shall not apply to any of the Company’s obligations under this Agreement, any agreement relating to equity grants that were vested on the Separation Date, COBRA continuation coverage benefits, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, in which Consultant has vested or any claim for indemnification to which Consultant is entitled under the Certificate of Incorporation or By-Laws of the Company.

B.                                    Release of Consultant.  In consideration of the entry by Consultant into this Agreement and other consideration provided for in this Agreement, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the Company, the Company, on the Company’s own behalf and on behalf of the Company’s agents, administrators, representatives, successors, devisees and assigns (collectively, the “Company Releasing Parties”) hereby fully releases, remises, acquits and forever discharges Consultant, her successors, heirs and assigns (collectively, the “Consultant Released Parties”), jointly and severally, from any and all Claims, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief or compensatory, punitive or any other kind of damages, which any of the Company Releasing Parties ever have had in the past or presently have against the Consultant Released Parties, and each of them, arising from or relating to Consultant’s employment with the Company or its affiliates or the termination of that employment relationship or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up to and including the date of this Agreement’s execution, other than any Claims arising from, as a result of, in connection with, or relating to Consultant’s fraud, willful misconduct, or gross negligence.  Except as required by law, the Company agrees that it will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against Consultant arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s employment or separation from employment with the Company or any of the matters discharged and released in this Agreement.  This release shall not apply to any of Consultant’s obligations under this Agreement.

C.                                    No Admission of Liability.  This Agreement shall not in any way be construed as an admission by the Company or Consultant of any acts of wrongdoing or violation of any statute, law, or legal right.

D.                                    Mutual Non-Disparagement.  Consultant agrees that the Company’s goodwill and reputation are assets of great value to the Company and its affiliates which were obtained through great costs, time and effort.  Therefore, Consultant agrees that Consultant shall not in any way, directly or indirectly, disparage, libel or defame the Company, its beneficial owners or its affiliates, their respective business or business practices, products or services, or employees.  The Company agrees that Consultant’s goodwill and reputation are of great value to Consultant.  Therefore, the Company agrees that it shall not in any way, directly, or indirectly, disparage, libel or defame Consultant’s skills, integrity, or her personal or business reputation.  For purposes of this Section VI.D., the Company’s obligation shall be limited to its external board (the Board of Directors of Tuesday Morning Corporation) and the senior executives of the Company, including senior vice presidents, executive vice presidents, CEO, and CFO/CAO.

E.                                    Cooperation.  After the Separation Date, Consultant shall assist in any and all investigations or other legal, equitable or business matters or proceedings which involve any matters for which Consultant worked on, had knowledge of or had responsibility for during Consultant’s employment with the Company as Executive Vice President, Chief Financial Officer and Treasurer. Consultant also agrees to be reasonably available to the Company or its representatives to provide general advice or assistance as requested by the CEO.  Consultant shall make herself reasonably available, in a manner so as not to interfere with any employment or consulting arrangement of Consultant for any third party, for testifying (and preparing to testify) as a witness in any proceeding or otherwise providing information or reasonable assistance to the Company in connection with any investigation, claim or suit, and cooperating with the Company regarding any investigation, litigation, claims or other disputed items involving the Company that relate to matters within the knowledge or responsibility of Consultant.  Specifically, Consultant agrees (i) to meet with the Company’s representatives, its counsel or other designees at reasonable times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency or other adjudicatory body (subject to the Consultant’s right to assert her privileges against self-incrimination under the Fifth Amendment of the United States Constitution); (iii) to provide the Company with prompt notice of contact or subpoena by any non-governmental adverse party as to matters relating to the Company, and (iv) to not voluntarily assist any such non-governmental adverse party or such non-governmental adverse party’s representatives.  Consultant acknowledges and understands that Consultant’s obligations of cooperation under this Section VI.E. are not limited in time and may include, but shall not be limited to, the need for or availability for testimony.  During the Term, Consultant shall receive no additional compensation for time spent assisting the Company pursuant to this Section VI.E.  After the Term, the Company agrees to pay Consultant $150.00 for each hour during which Consultant is required under this Section VI.E. to provide testimony (whether in a deposition or in trial) or meet with the Company’s representatives regarding such matters.

F.                                     No Assignment of Claims.  Consultant represents that she has not transferred or assigned, to any person or entity, any claim involving the Company, or any portion thereof or interest therein.

G.                                   Binding Effect of Agreement.  This Agreement shall be binding upon the Company and upon Consultant and Consultant’s heirs, spouse, representatives, successors and assigns.

H.                                   Severability.  Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

I.                                        No Waiver.  This Agreement may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties.  Failure to exercise and/or delay in exercising any right, power or privilege in this Agreement shall not operate as a waiver.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

J.                                      Entire Agreement.  This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Agreement and Consultant’s employment with the Company, other than any vested equity awards (which shall continue to be governed by the agreements governing such awards) or as otherwise provided by Section VI.A.  No oral statements or other prior written material not specifically incorporated into this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated into this Agreement by written amendment, such amendment to become effective on the date stipulated in it.  Any amendment to this Agreement must be signed by all parties to this Agreement.  Consultant represents and acknowledges that in executing this Agreement, Consultant does not rely upon, has not relied upon, and specifically disavows, any representation(s) by the Company or its agents except as expressly contained in this Agreement.  Consultant further represents that Consultant is relying on Consultant’s own judgment in entering into this Agreement.

K.                                   Knowing and Voluntary Waiver.  Consultant, by Consultant’s free and voluntary act of signing below, (i) acknowledges that Consultant has been given a period of twenty-one (21) days to consider whether to agree to the terms contained in the General Release and Waiver set forth in Section VI.A., (ii) acknowledges that Consultant has been advised in writing to consult with an attorney prior to executing this Agreement, (iii) acknowledges that Consultant understands that this Agreement specifically releases and waives all rights and claims Consultant may have under the Age Discrimination in Employment Act, as amended (“ADEA”) prior to the date on which Consultant signs this Agreement, and (iv) agrees to all of the terms of this Agreement and intends to be legally bound thereby.  Furthermore, Consultant acknowledges that the promises and benefits, including, without limitation, the Consulting Fee, provided for in Section II.A. of this Agreement will be delayed until this Agreement becomes effective, enforceable and irrevocable.

Except as otherwise provided herein, this Agreement will become effective on the Effective Date, provided, however, that the provisions of Section VI.A. relating to Consultant’s release of claims under the ADEA shall not become effective, enforceable and irrevocable until the eighth (8th) day after the Effective Date.  During the seven (7th)-day period after to the Effective Date, Consultant may revoke Consultant’s agreement to release claims under the ADEA by indicating in writing to the Company Consultant’s intention to revoke.  If Consultant exercises Consultant’s right to revoke hereunder, Consultant shall forfeit Consultant’s right to receive an amount equal to eleven (11) months of the Consulting Fee, and this Agreement (except as otherwise provided by Section V.B.) shall immediately terminate.

L.                                    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF.

M.                                 Venue.  The exclusive venue for all suits or proceedings arising from or related to this Agreement shall be in a court of competent jurisdiction in Dallas, Texas.

N.                                    Ambiguities.  Any rule of construction to the effect that ambiguities shall be resolved against the drafting party shall not apply to the interpretation of this Agreement.

O.                                   Voluntary Agreement.  Consultant acknowledges that Consultant has had an opportunity to consult with an attorney or other counselor (at Consultant’s own cost) concerning the meaning, import, and legal significance of this Agreement, and Consultant has read this Agreement, as signified by Consultant’s signature hereto, and Consultant is voluntarily executing the same after, if sought, advice of counsel for the purposes and consideration herein expressed.

P.                                     Section 409A Compliance.  It is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code and the Final Treasury Regulations and guidance of general applicability issued thereunder so as to not subject Consultant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

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I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

/s/ Stephanie Bowman		9/7/13
STEPHANIE BOWMAN		Date

TUESDAY MORNING, INC.

By:	/s/ R. Michael Rouleau
Title:	CEO

Date:	9-07-2013

EXHIBIT A

FORM OF WAIVER AND RELEASE OF CLAIMS

MUTUAL RELEASE

This Mutual Release (“Release”), effective as of the date described in  Paragraph 8 of this Release (the “Effective Date”), is made and entered into by and between Stephanie Bowman (“Consultant”) and Tuesday Morning, Inc., a Texas corporation (the “Company”).  Terms used in this Release with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Consulting Agreement and Release effective as of September 9, 2013 by and between the Company and Consultant (the “Agreement”).

WHEREAS, Consultant and the Company are parties to the Agreement; and

WHEREAS, Section II.C. of the Agreement provides that Consultant is entitled to certain payments and benefits if she signs a mutual release agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are acknowledged, Consultant and the Company agree as follows:

1.                                      Mutual Release.

A.                                    By Consultant.  In consideration of the Additional Payment and other consideration provided for in the Agreement and this Release, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Consultant, Consultant, on Consultant’s own behalf and on behalf of Consultant’s agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the “Releasing Parties”) hereby fully releases, remises, acquits and forever discharges the Company, its parent and all of its affiliates, subsidiaries and each of their respective past, present and future officers, directors, shareholders, equity holders, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the “Released Parties”), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys’ fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the “Claims”), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against the Released Parties, and each of them, arising from or relating to Consultant’s engagement by the Company or its affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up and including the date of this Release’s execution.  This release includes, without limitation, all Claims arising under or relating to Consultant’s engagement as a consultant, termination of the Agreement,  any claimed payments, contracts, benefits or bonuses or purported discrimination,

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retaliation, wrongdoing or violations of civil rights of whatever kind or nature, including without limitation all Claims arising under the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Older Workers Benefit Protection Act, the Uniformed Services Employment and Re-Employment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, any statute or laws of the State of Texas, or any other federal, state or local whistleblower, discrimination or anti-retaliation statute, law or ordinance, including, without limitation, any workers’ compensation or disability Claims under any such laws, Claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing and any other Claims arising under local, state or federal law, as well as any expenses, costs or attorneys’ fees.  Except as required by law, Consultant agrees that she will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against the Company arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s engagement by the Company or its affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto or any of the matters discharged and released in this Release.  Notwithstanding the preceding sentence or any other provision of this Release, this release is not intended to interfere with Consultant’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”) in connection with any claim Consultant believes she may have against the Company or its affiliates.  However, by executing this Release, Consultant hereby waives the right to recover in any proceeding she may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission (or any other agency) on Consultant’s behalf.  This release shall not apply to any of the Company’s obligations under this Release, the Agreement, COBRA continuation coverage benefits, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, in which Consultant has vested or any claim for indemnification to which Consultant is entitled under the Certificate of Incorporation or By-Laws of the Company.

B.                                    Release by Company.  In consideration of the entry by Consultant into this Release and other consideration provided for in the Agreement and this Release, that being good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the Company, the Company, on the Company’s own behalf and on behalf of the Company’s agents, administrators, representatives, successors, devisees and assigns (collectively, the “Company Releasing Parties”) hereby fully releases, remises, acquits and forever discharges Consultant, her successors, heirs and assigns (collectively, the “Consultant Released Parties”), jointly and severally, from any and all Claims, whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief or compensatory, punitive or any other kind of

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damages, which any of the Company Releasing Parties ever have had in the past or presently have against the Consultant Released Parties, and each of them, arising from or relating to Consultant’s  engagement by the Company or its affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto, or any other matter, cause or thing whatsoever, from the beginning of time and up and including the date of this Release’s execution, other than Claims arising from, as a result of, in connection with, or relating to Consultant’s fraud, willful misconduct, or gross negligence.  Except as required by law, the Company agrees that it will not commence, maintain, initiate, or prosecute, or cause, encourage, assist, volunteer, advise or cooperate with any other person to commence, maintain, initiate or prosecute, any action, lawsuit, proceeding, charge, petition, complaint or claim before any court, agency or tribunal against Consultant arising from, concerned with, or otherwise relating to, in whole or in part, Consultant’s engagement by the Company or affiliates pursuant to the Agreement, termination of the Agreement or any circumstances related thereto or any of the matters discharged and released in this Release.

2.                                      No Admission of Liability.  This Release shall not in any way be construed as an admission by the Company or Consultant of any acts of wrongdoing or violation of any statute, law, or legal right.

3.                                      No Assignment of Claims.  Consultant represents that she has not transferred or assigned, to any person or entity, any claim involving the Company, or any portion thereof or interest therein.

4.                                      Binding Effect of Release.  This Release shall be binding upon the Company and upon Consultant and Consultant’s heirs, spouse, representatives, successors and assigns.

5.                                      Severability.  Should any provision of this Release be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Release shall not be affected and such provisions shall remain in full force and effect.

6.                                      No Waiver.  This Release may not be waived, modified, amended, supplemented, canceled or discharged, except by written agreement of the Parties.  Failure to exercise and/or delay in exercising any right, power or privilege in this Release shall not operate as a waiver.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the Parties.

7.                                      Entire Agreement.  This Release sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements, understandings, or representations between the Parties, whether oral or written, pertaining to the subject matter of this Release and Consultant’s employment with the Company, apart from the Agreement.  No oral statements or other prior written material not specifically incorporated into this Release shall be of any force and effect, and no changes in or additions to this Release shall be recognized, unless incorporated into this Release by written amendment, such amendment to become effective on the date stipulated in it.  Any amendment to this Release must be signed by all parties to this

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Release.  Consultant represents and acknowledges that in executing this Release, Consultant does not rely upon, has not relied upon, and specifically disavows, any representation(s) by the Company or its agents except as expressly contained in this Release.  Consultant further represents that Consultant is relying on Consultant’s own judgment in entering into this Release.

8.                                      Knowing and Voluntary Waiver.  Consultant, by Consultant’s free and voluntary act of signing below, (i) acknowledges that Consultant has been given a period of twenty-one (21) days to consider whether to agree to the terms contained herein, (ii) acknowledges that Consultant has been advised in writing to consult with an attorney prior to executing this Release, (iii) acknowledges that Consultant understands that this Release specifically releases and waives all rights and claims Consultant may have under the Age Discrimination in Employment Act, as amended (“ADEA”) prior to the date on which Consultant signs this Release, and (iv) agrees to all of the terms of this Release and intends to be legally bound thereby.  Furthermore, Consultant acknowledges that the promises and benefits, including, without limitation, the Additional Payment provided for in Section II.C. of the Agreement will be delayed until this Release becomes effective, enforceable and irrevocable.

This Release will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which it is executed by Consultant (the “Effective Date”).  During the seven (7th)-day period prior to the Effective Date, Consultant may revoke Consultant’s agreement to release claims under the ADEA by indicating in writing to the Company Consultant’s intention to revoke.  If Consultant exercises Consultant’s right to revoke hereunder, Consultant shall forfeit Consultant’s right to receive the Additional Payment (as such term is defined in Section II.C. of the Consulting Agreement and Release).

9.                                      Governing Law.  THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF.

10.                               Venue.  The exclusive venue for all suits or proceedings arising from or related to this Release shall be in a court of competent jurisdiction in Dallas, Texas.

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I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE, THAT I UNDERSTAND ALL OF ITS TERMS AND THAT I AM RELEASING CLAIMS AND THAT I AM ENTERING INTO IT VOLUNTARILY.

AGREED TO BY:

STEPHANIE BOWMAN	Date

TUESDAY MORNING, INC.

By:
Title:

Date:

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